Exhibit 99.1
FOR IMMEDIATE RELEASE
October 21, 2015

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Third Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 128-year-old IBERIABANK (www.iberiabank.com), reported operating results for the third quarter ended September 30, 2015. For the quarter, the Company reported income available to common shareholders of $42.5 million, or $1.03 fully diluted earnings per common share (“EPS”). In the third quarter of 2015, the Company incurred non-operating expenses net of non-operating revenue equal to $2.3 million on a pre-tax basis, or $0.04 per share on an after-tax basis. Excluding non-operating items, EPS in the third quarter of 2015 was $1.07 per common share on a non-GAAP operating basis (refer to press release supplemental table.) The $1.07 operating EPS results in the third quarter of 2015 was a record for the Company.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We continue to work diligently to improve our operating results while maintaining the favorable level of high-quality growth that we delivered consistently over the last 16 years. Our results in the third quarter of 2015 continued to show progress in that regard. We achieved 15% annualized loan growth, our operating EPS improved on a linked-quarter basis, our reported margin met our guidance and the cash margin gained two basis points, our asset quality ratios improved, and we strengthened our capital position. Year-to-date, we have aggressively engaged in a 'risk-off' trade by reducing energy, indirect automobile, and certain market credit exposure by $361 million which suppressed near-term earnings but will benefit our profitability in 2016 and thereafter. We continue to work assertively to add to our expense savings and revenue enhancement initiatives as we strive to achieve our goals for this year and next year."

Byrd continued, "Based on the sustained low interest rate environment and our current expectations and assumptions, our guidance range for operating EPS for the fourth quarter of 2015 is in the range of $1.10 to $1.15 per share, which would equate to a 12% to 13% increase in full-year 2015 operating EPS compared to the prior year. We estimate that each 25-basis point increase in the Federal Funds rate would positively influence our quarterly after-tax EPS by six cents per common share.”

Highlights for the third quarter of 2015 and at September 30, 2015:

•
In addition to record operating EPS, the Company achieved record levels of commercial loan pipeline, mortgage origination volume, title income, and retail brokerage revenues in the third quarter of 2015.

•
On a linked quarter basis, operating revenues increased $4.5 million, or 2%, while operating expenses increased $4.0 million, or 3%. Operating expenses were impacted by the timing of the Georgia Commerce acquisition. Georgia Commerce had three months of operating expenses in the third quarter of 2015, compared to one month of operating expenses in the second quarter of 2015.

•
The net interest margin decreased two basis points on a linked quarter basis to 3.50%, which was consistent with management’s expectations. The Company's cash margin improved two basis points on a linked quarter basis.

•
Energy-related loans declined $68 million, or 9%, between June 30, 2015 and September 30, 2015, and equated to 5.1% of total loans at September 30, 2015. At September 30, 2015, the Company had accrued approximately $19 million in aggregate reserves for energy-related loans and unfunded commitments. The Company continues to forecast little or no losses on the exploration and production or midstream energy loans outstanding (which constituted 64% of energy loans outstanding at September 30, 2015) and manageable losses in the service company portfolio.

•
Total loan growth was $166 million, or 1%, between June 30, 2015 and September 30, 2015. Despite a $109 million decline in energy-related and indirect automobile loans between quarter-ends, legacy loan growth, which excludes all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”), increased $384 million, or 4% (15% annualized rate).

•	Total deposits increased $184 million, or 1%, between quarter-ends, which included non-interest-bearing deposit growth of $226 million, or 5% (22% annualized basis).

•	On August 5, 2015, the Company further strengthened its capital position through the sale of perpetual preferred stock with gross proceeds equal to approximately $80 million.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	9/30/2015	6/30/2015	% Change	9/30/2014 (1)	% Change
Net income	$42,475	$30,836	37.7	$30,893	37.5
Earnings per common share - diluted	1.03	0.79	30.4	0.92	12.0

Average gross loans and leases	$14,009,601	$13,297,724	5.4	$11,009,833	27.2
Average total deposits	16,369,564	15,132,197	8.2	12,222,997	33.9
Net interest margin (TE) (2)	3.50%	3.52%		3.49%

OPERATING BASIS (NON-GAAP) (3):
Total revenues	$210,374	$205,924	2.2	$168,281	25.0
Total non-interest expense	140,497	136,450	3.0	113,716	23.6
Earnings per common share - diluted	1.07	1.05	1.9	1.04	2.9
Tangible efficiency ratio (TE) (2)	64.8%	64.4%		65.6%
Return on average assets	0.89	0.89		0.89
Return on average tangible common equity	11.18	11.14		11.29
Net interest margin (TE) - cash basis (4)	3.31	3.29		3.36

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3) See Table 11 and Table 12 for GAAP to Non-GAAP reconciliations.
(4) See Table 10 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $703 million, or 5%, and the associated yield declined two basis points. Over that period, average legacy loans increased $424 million, or 4%, with an increase in yield of two basis points, and acquired loans (including the FDIC loss share receivable) increased $279 million, or 9%, and the yield declined 23 basis points due to the mix of lower yielding loans recently acquired. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, increased a total of $320 million, or 10%.

On a linked quarter basis, average earning assets increased $1.0 billion, or 6%, and the average earning asset yield decreased one basis point. Average interest-bearing liabilities increased $602 million, or 5%, and the cost of interest-bearing liabilities increased one basis point. As a result, the net interest spread and net interest margin each decreased two basis points. On a linked quarter basis, tax-equivalent net interest income increased $10 million, or 7%, as average earning assets increased significantly and the net interest margin decreased slightly.

In the third quarter of 2015, non-interest income decreased $4.0 million, or 7%, compared to the second quarter of 2015. Non-operating income totaled $2.2 million in the third quarter of 2015, primarily due to a $1.9 million gain on the sale/leaseback of a building. Operating non-interest income decreased $5.0 million, or 8%, on a linked quarter basis. The primary changes in operating non-interest income on a linked quarter basis were:

•	Decreased mortgage income of $4.5 million, or 18%; and

•	Decreased energy capital markets income of $2.4 million, or 77%; partially offset by

•	Increased service charge income of $1.2 million, or 12%;

•	Increased retail brokerage commissions of $0.7 million, or 31%;

•	Increased title revenues of $0.5 million, or 8%; and

•	Increased credit card fee income of $0.4 million, or 19%.

In the third quarter of 2015, the Company originated $720 million in residential mortgage loans, up $20 million, or 3%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 19% of mortgage loan applications in the third quarter of 2015, down compared to 22% in the second quarter of 2015. The Company sold $726 million in mortgage loans during the third quarter of 2015, up $63 million, or 10%, on a linked quarter basis. Loans held for sale declined from $221 million at June 30, 2015, to $202 million at September 30, 2015. The mortgage origination locked pipeline decreased $46 million, or 14%, between June 30, 2015, and September 30, 2015, to $283 million at quarter-end. At October 16, 2015, the locked pipeline was $289 million, up $6 million, or 2%, compared to September 30, 2015. The mortgage loan origination business primarily focuses on retail mortgage loans originated by the Company.

Assets under management at IBERIA Wealth Advisors (“IWA”) were $1.4 billion at September 30, 2015, down 1% compared to June 30, 2015. Revenues for IWA decreased 2% on a linked quarter basis, and were up 19% compared to the third quarter of 2014. IBERIA Financial Services revenues increased 31% on a linked quarter basis, and were up 21% compared to the third quarter of 2014. IBERIA Capital Partners (“ICP”) revenues decreased 77% on a linked quarter basis, and were down 74% compared to the third quarter of 2014.

Non-interest expense decreased $8.2 million, or 5%, on a linked quarter basis, while operating expense increased $4.0 million, or 3%. Operating expense changes included the following on a linked-quarter basis:

•	Increased compensation and benefit costs of $2.0 million, or 3%, primarily due to:

▪	Increased personnel expenses of $1.2 million attributable to Georgia Commerce associates for two additional months in the third quarter of 2015; and

▪	Increased medical/hospitalization expenses of $0.8 million;

•	Increased occupancy and equipment expense of $0.7 million, or 4%;

•	Increased professional services of $0.7 million, or 17%; and

•	Increased provision for unfunded commitment of $0.9 million.

The Company's tangible efficiency ratio in the third quarter of 2015 was 64.8%, stable on a linked quarter basis due primarily to seasonal factors. The Company continues to work expense savings and revenue enhancement initiatives intended to achieve the targeted tangible efficiency ratio of 60% by the fourth quarter of 2016.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		9/30/2015	6/30/2015	% Change	9/30/2014 (1)	% Change
PERIOD-END BALANCES:
	Total loans and leases	$14,117,019	$13,950,563	1.2	$11,080,887	27.4
	Legacy loans and leases	10,779,258	10,395,553	3.7	9,179,942	17.4
	Total deposits	16,303,065	16,119,541	1.1	12,377,691	31.7

ASSET QUALITY RATIOS (LEGACY):
	Past due loans to total loans (2)	0.64%	0.78%		0.55%
	Non-performing assets to total assets (3)	0.43	0.55		0.46
	Classified assets to total assets (4)	0.83	0.84		0.65

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (5)	8.75%	8.68%		8.45%
	Tier 1 leverage ratio	9.33	9.24		9.21
	Total risk-based capital ratio	12.15	11.49		12.40

PER COMMON SHARE DATA:
	Book value	$58.49	$57.53	1.7	$54.30	7.7
	Tangible book value (6)	39.95	39.00	2.4	37.81	5.7
	Closing stock price	58.21	68.23	(14.7)	62.51	(6.9)
	Cash dividends	0.34	0.34	—	0.34	—

(1)
Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2)	Past due loans include non-accruing loans.
(3)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(4)	Classified assets consist of $133 million, $131 million and $88 million at September 30, 2015, June 30, 2015 and September 30, 2014, respectively.
(5)	See Table 12 for GAAP to Non-GAAP reconciliation.
(6)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Loans

Total loans increased $166 million, or 1%, between June 30, 2015, and September 30, 2015. Over that period, the acquired loan portfolio decreased $217 million, or 6%, and legacy loans increased $384 million, or 4% (15% annualized rate), including a decline in energy-related loans of $68 million, or 9%, and a decline in indirect automobile loans of $41 million, or 13%. During the third quarter, legacy commercial loans increased $276 million, or 4% (which included $67 million in small business loan growth, up 7%, or 28% annualized rate), legacy consumer loans increased $63 million, or 3% (11% annualized rate), and legacy mortgage loans increased $44 million, or 7% (28% annualized rate). Period-end legacy loan growth during the third quarter of 2015 was strongest in the Orlando, Atlanta, Tampa, New Orleans, and Sarasota markets. Funded loan origination and renewal mix in the third quarter of 2015 was 52% fixed rate and 48% floating rate, and total loans outstanding (excluding non-accruals) were 47% fixed and 53% floating. Loans and commitments originated and/or renewed during the third quarter of 2015 totaled $1.3 billion (down 8% on a linked quarter basis).

Table C - Period-End Loans
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2015	6/30/2015	9/30/2014	$	%	Annualized	$	%	9/30/2015	6/30/2015
Legacy loans:
Commercial	$7,815,161	$7,538,703	$6,621,485	276,458	3.7	14.7%	1,193,676	18.0	73%	73%
Residential mortgage	660,543	616,497	497,075	44,046	7.1	28.6%	163,468	32.9	6%	6%
Consumer	2,303,554	2,240,353	2,061,382	63,201	2.8	11.3%	242,172	11.7	21%	21%
Total legacy loans	10,779,258	10,395,553	9,179,942	383,705	3.7	14.8%	1,599,316	17.4	100%	100%

Acquired loans:
Balance at beginning of period	3,555,010	2,978,592	2,067,537	576,418	19.4		$1,487,473	71.9
Loans acquired during the period	—	801,126	—	(801,126)	(100.0)		—	0.0
Net paydown activity	(217,249)	(224,708)	(166,592)	7,459	(3.3)		(50,657)	30.4
Total acquired loans	3,337,761	3,555,010	1,900,945	(217,249)	(6.1)		1,436,816	7.6
Total loans	$14,117,019	$13,950,563	$11,080,887	166,456	1.2		$3,036,132	27.4

Energy-related loans outstanding totaled $719 million at September 30, 2015, down $68 million, or 9%, compared to June 30, 2015, and equated to approximately 5.1% of total loans. Loans to exploration and production companies accounted for 47% of energy loans outstanding and 55% of energy commitments at September 30, 2015. Midstream companies accounted for 17% of energy loans and 14% of energy commitments, and service companies accounted for 36% of energy loans and 31% of energy commitments. At September 30, 2015, $4.9 million in energy loans were on non-accrual status and $477,000 was past due greater than 30 days at quarter-end. The Company’s outlook regarding the energy portfolio remains consistent with prior expectations. Additional information regarding the Company’s energy loan and commitment exposure is provided in the supplemental investor presentation.

In January 2015, the Company announced it was exiting the indirect automobile lending business, a service the Company has successfully provided to select automobile dealers in the Company’s footprint for 20 years. The Company concluded compliance risk associated with the indirect automobile lending business in general had become unbalanced relative to potential returns generated by the business on a risk-adjusted basis. At September 30, 2015, the Company’s indirect automobile lending business had approximately $282 million in loans outstanding, down $41 million, or 13%, compared to June 30, 2015 (2.0% of total loans outstanding compared to 2.3% at June 30, 2015). Year-to-date, indirect loans declined $115 million, or 29%.

Deposits

Total deposits increased $184 million, or 1%, from June 30, 2015 to September 30, 2015. Non-interest-bearing deposits increased $226 million, or 5% (22% annualized basis), and equated to 27% of total deposits at September 30, 2015. NOW accounts increased $11 million, or less than 1%, while money market account volume increased $75 million, or 1% (5% annualized basis), between June 30, 2015 and September 30, 2015. Time deposits decreased $129 million, or 5%, between quarter-ends. Period-end deposit growth during the third quarter of 2015 was strongest in the Florida Keys, Baton Rouge, New Orleans, Atlanta, and Orlando markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change (1)			Year/Year Change (1)		Mix
	9/30/2015	6/30/2015	9/30/2014	$	%	Annualized	$	%	9/30/2015	6/30/2015
Non-interest-bearing	$4,392,808	$4,166,850	$3,157,453	225,958	5.4	21.7	1,235,355	39.1	27%	26%
NOW accounts	2,635,021	2,623,697	2,194,803	11,324	0.4	1.7	440,218	20.1	16%	16%
Money market accounts	6,274,428	6,199,405	4,346,173	75,023	1.2	4.8	1,928,255	44.4	38%	38%
Savings accounts	725,435	725,633	575,337	(198)	0.0	(0.1)	150,098	26.1	5%	5%
Time deposits	2,275,373	2,403,956	2,103,925	(128,583)	(5.3)	(21.4)	171,448	8.1	14%	15%
Total deposits	$16,303,065	$16,119,541	$12,377,691	183,524	1.1	4.6	3,925,374	31.7	100%	100%

(1) Growth includes the impact of acquisitions.

On an average balance and linked quarter basis, non-interest-bearing deposits increased $332 million, or 8%, and interest-bearing deposits increased $905 million, or 8%. The rate on average interest-bearing deposits in the third quarter of 2015 was 0.43%, an increase of one basis point on a linked quarter basis.

Other Assets And Funding

On a linked quarter basis, the investment portfolio increased $229 million, or 9%, to $2.7 billion on average in the third quarter of 2015. On a period-end basis, the investment portfolio equated to $2.9 billion, or 15% of total assets at September 30, 2015, compared to 13% at June 30, 2015. The investment portfolio had an effective duration of 3.1 years at September 30, 2015, compared to 3.2 years at June 30, 2015. The investment portfolio had a $28 million unrealized gain at September 30, 2015. The average yield on investment securities increased eight basis points on a linked quarter basis to 2.16% in the third quarter of 2015. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 8.3%

of total investments at September 30, 2015. The Company holds for investment no sovereign debt, equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

The Company continued to significantly reduce its short-term and long-term debt borrowings. On a linked quarter basis, average short-term borrowings (including repurchase agreements) decreased $199 million, or 43%, and the cost of short-term borrowings declined two basis points. At September 30, 2015, short-term borrowings (including repurchase agreements) declined $590 million, or 73%, compared to $813 million one year prior. On a linked quarter basis, average long-term debt decreased $104 million, or 23%, and the cost of long-term debt increased 45 basis points to 2.99%. The cost of average interest-bearing liabilities was 0.50% in the third quarter of 2015, up one basis point on a linked quarter basis.

Asset Quality

Between June 30, 2015 and September 30, 2015, legacy non-performing assets ("NPAs") decreased $16 million, or 19%. At September 30, 2015, NPAs included $8 million in former bank branches and related real estate, a decrease of $4 million compared to June 30, 2015. At September 30, 2015, legacy NPAs equated to 0.43% of total assets, down from 0.55% at June 30, 2015, and 0.38% of total assets excluding bank-related properties. Legacy loans past due 30 days or more (excluding non-accruing loans) decreased $1.3 million, or 7%, and represented 0.16% of total legacy loans at September 30, 2015, compared to 0.18% at June 30, 2015.

Net charge-offs totaled $2.5 million in the third quarter of 2015, down $1.3 million, or 35%, compared to the second quarter of 2015. Annualized net charge-offs equated to 0.07% of average loans in the third quarter of 2015, down four basis points on a linked quarter basis. The Company’s provision for loan losses decreased $3.7 million, or 42%, on a linked quarter basis to $5.1 million.

Capital Position

On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds ($77 million net proceeds) from the transaction.

At September 30, 2015, the Company reported a tangible common equity ratio of 8.75%, up seven basis points compared to June 30, 2015, and the preliminary Tier 1 leverage ratio was 9.33%, up nine basis points compared to June 30, 2015. The Company’s preliminary total risk-based capital ratio at September 30, 2015, was 12.15%, up 66 basis points compared to June 30, 2015.

At September 30, 2015, book value per common share was $58.49, up $0.96 per share, or 2%, compared to June 30, 2015. Tangible book value per common share was $39.95, up $0.95 per share, or 2%, compared to June 30, 2015. Based on the closing stock price of the Company’s common stock of $58.30 per share on October 21, 2015, this price equated to 1.00 times September 30, 2015 book value and 1.46 times September 30, 2015 tangible book value per common share.

On September 14, 2015, the Company declared a quarterly cash dividend of $0.34 per common share. This dividend level equated to an annualized dividend rate of $1.36 per common share. Based on the Company's closing common stock price on October 21, 2015, the indicated dividend yield was 2.33% per common share.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 326 combined offices, including 223 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 69 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in five states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $2.4 billion, based on the NASDAQ Global Select Market closing stock price on October 21, 2015.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, October 22, 2015, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 0317551. A replay of the call will be available until midnight Central Time on October 30, 2015 by dialing 1-877-344-7529. The confirmation code for the replay is 10074233. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Assumptions Regarding Projected Earnings in Future Periods

The Company’s operating EPS guidance for the fourth quarter of 2015 was based on the following significant assumptions:

•	Recent forward interest rate curve projections;

•	Achievement of targeted synergies associated with recently completed acquisitions;

•	No significant changes in credit quality;

•	No significant changes to the preliminary purchase accounting marks assumed on the Company’s most recently completed acquisitions;

•	No significant cash flow or credit quality changes on acquired assets;

•	Mortgage, title insurance, and capital markets projections continue to reflect the current environment and expectations; and

•	The declaration of cash dividends on preferred stock commencing in the first quarter of 2016.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, economic or business conditions in our markets or nationally, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information in this discussion is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	9/30/2015	6/30/2015	% Change	9/30/2014 (1)	% Change
Net interest income	$155,117	$145,677	6.5	$121,751	27.4
Net interest income (TE) (2)	157,302	147,673	6.5	123,885	27.0
Total revenues	212,595	207,190	2.6	168,863	25.9
Provision for loan losses	5,062	8,790	(42.4)	5,714	(11.4)
Non-interest expense	144,968	153,209	(5.4)	120,112	20.7
Net income	42,475	30,836	37.7	30,893	37.5

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.04	$0.79	31.6	$0.93	11.8
Earnings available to common shareholders - diluted	1.03	0.79	30.4	0.92	12.0
Operating earnings (Non-GAAP) (3)	1.07	1.05	1.9	1.04	2.9
Book value	58.49	57.53	1.7	54.30	7.7
Tangible book value (4)	39.95	39.00	2.4	37.81	5.7
Closing stock price	58.21	68.23	(14.7)	62.51	(6.9)
Cash dividends	0.34	0.34	—	0.34	—

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (2)	3.50%	3.52%		3.49%
Efficiency ratio	68.2	73.9		71.1
Tangible operating efficiency ratio (TE) (Non-GAAP) (2) (3) (4)	64.8	64.4		65.6
Return on average assets	0.86	0.67		0.79
Return on average common equity	7.09	5.54		6.79
Return on average operating tangible common equity (Non-GAAP) (3)(4)	11.18	11.14		11.29
Effective tax rate	32.1	31.8		28.2
Full-time equivalent employees	3,214	3,215		2,703

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.75%	8.68%		8.45%
Tangible common equity to risk-weighted assets (4)	10.02	9.90		10.31
Tier 1 leverage ratio	9.33	9.24		9.21
Common equity Tier 1 (CET 1) (transitional) (5)	10.08	9.97		N/A
Common equity Tier 1 (CET 1) (fully phased-in) (5)	10.08	9.71		N/A
Tier 1 capital (transitional) (5)	10.73	10.07		11.21
Total risk-based capital ratio (5)	12.15	11.49		12.40
Common stock dividend payout ratio	32.9	45.3		36.8
Classified assets to Tier 1 capital	17.5	20.0		21.3

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (6)	0.43%	0.55%	0.46%
	Allowance for loan losses to loans	0.80	0.81	0.79
	Net charge-offs to average loans (annualized)	0.09	0.14	0.09
	Non-performing assets to total loans and OREO (6)	0.65	0.83	0.67

(1)
Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3)	See Table 11 and Table 12 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Capital ratios as of September 30, 2015 are estimated.
(6)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(7)	All ratios are calculated on an annualized basis for the periods indicated.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014 (1)	9/30/2014 (1)	$	%
Interest income	$171,077	$160,545	10,532	6.6	$138,585	$137,276	$133,793	37,284	27.9
Interest expense	15,960	14,868	1,092	7.3	12,781	12,596	12,042	3,918	32.5
Net interest income	155,117	145,677	9,440	6.5	125,804	124,680	121,751	33,366	27.4
Provision for loan losses	5,062	8,790	(3,728)	(42.4)	5,345	6,495	5,714	(652)	(11.4)
Net interest income after provision for loan losses	150,055	136,887	13,168	9.6	120,459	118,185	116,037	34,018	29.3
Mortgage income	20,730	25,246	(4,516)	(17.9)	18,023	13,646	14,263	6,467	45.3
Service charges on deposit accounts	11,342	10,162	1,180	11.6	9,262	10,153	10,205	1,137	11.1
Title revenue	6,627	6,146	481	7.8	4,629	5,486	5,577	1,050	18.8
Broker commissions	3,839	5,461	(1,622)	(29.7)	4,162	3,960	5,297	(1,458)	(27.5)
ATM/debit card fee income	3,562	3,583	(21)	(0.6)	3,275	3,331	3,287	275	8.4
Income from bank owned life insurance	1,093	1,075	18	1.7	1,092	1,050	1,047	46	4.4
Gain on sale of available-for-sale securities	280	903	(623)	(69.0)	386	162	582	(302)	(51.9)
Other non-interest income	10,005	8,937	1,068	12.0	8,070	9,284	6,854	3,151	46.0
Total non-interest income	57,478	61,513	(4,035)	(6.6)	48,899	47,072	47,112	10,366	22.0
Salaries and employee benefits	82,416	84,019	(1,603)	(1.9)	72,696	65,445	64,934	17,482	26.9
Occupancy and equipment	17,987	17,366	621	3.6	16,260	14,594	14,883	3,104	20.9
Amortization of acquisition intangibles	2,338	2,155	183	8.5	1,523	1,618	1,623	715	44.1
Other non-interest expense	42,227	49,669	(7,442)	(15.0)	42,674	37,478	38,672	3,555	9.2
Total non-interest expense	144,968	153,209	(8,241)	(5.4)	133,153	119,135	120,112	24,856	20.7
Income before income taxes	62,565	45,191	17,374	38.4	36,205	46,122	43,037	19,528	45.4
Income tax expense	20,090	14,355	5,735	40.0	11,079	10,186	12,144	7,946	65.4
Net income	$42,475	$30,836	11,639	37.7	$25,126	$35,936	$30,893	11,582	37.5

Income available to common shareholders - basic	$42,475	$30,836	11,639	37.7	$25,126	$35,936	$30,893	11,582	37.5
Earnings allocated to unvested restricted stock	(492)	(355)	(137)	38.6	(344)	(523)	(462)	(30)	6.5
Income available to common shareholders - diluted	$41,983	$30,481	11,502	37.7	$24,782	$35,413	$30,431	11,552	38.0

Earnings per common share - basic	$1.04	$0.79	0.25	31.6	$0.75	$1.08	$0.93	0.11	11.8

Earnings per common share - diluted	$1.03	$0.79	0.24	30.4	$0.75	$1.07	$0.92	0.11	12.0
Impact of non-operating items (Non-GAAP) (2)	0.04	0.26	(0.22)	(84.6)	0.20	(0.02)	0.12	(0.08)	(66.7)
Earnings per share - diluted, excluding non-operating items (Non-GAAP) (2)	$1.07	$1.05	0.02	1.9	$0.95	$1.05	$1.04	0.03	2.9

NUMBER OF SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	40,995	39,015	1,980	5.1	33,659	33,333	33,310	7,685	23.1
Weighted average common shares outstanding - diluted	40,614	38,667	1,947	5.0	33,235	32,947	32,927	7,687	23.3
Book value shares (period end) (3)	41,129	41,117	12	0.0	38,178	33,453	33,441	7,688	23.0

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2) See Table 11 for GAAP to Non-GAAP reconciliation.
(3) Shares used for book value purposes exclude shares held in treasury at the end of December 31, 2014 and September 30, 2014.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Nine Months Ended
	9/30/2015	9/30/2014 (1)	$ Change	% Change
Interest income	$470,207	$367,539	102,668	27.9
Interest expense	43,609	32,107	11,502	35.8
Net interest income	426,598	335,432	91,166	27.2
Provision for loan losses	19,197	12,565	6,632	52.8
Net interest income after provision for loan losses	407,401	322,867	84,534	26.2
Mortgage income	63,999	38,150	25,849	67.8
Service charges on deposit accounts	30,766	25,421	5,345	21.0
Title revenue	17,402	15,007	2,395	16.0
Broker commissions	13,462	14,823	(1,361)	(9.2)
ATM/debit card fee income	10,420	8,691	1,729	19.9
Income from bank owned life insurance	3,260	4,423	(1,163)	(26.3)
Gain on sale of available-for-sale securities	1,569	609	960	157.6
Other non-interest income	27,012	19,430	7,582	39.0
Total non-interest income	167,890	126,554	41,336	32.7
Salaries and employee benefits	239,131	193,641	45,490	23.5
Occupancy and equipment	51,613	44,977	6,636	14.8
Amortization of acquisition intangibles	6,016	4,189	1,827	43.6
Other non-interest expense	134,570	111,672	22,898	20.5
Total non-interest expense	431,330	354,479	76,851	21.7
Income before income taxes	143,961	94,942	49,019	51.6
Income tax expense	45,524	25,497	20,027	78.5
Net income	$98,437	$69,445	28,992	41.7

Income available to common shareholders - basic	$98,437	$69,445	28,992	41.7
Earnings allocated to unvested restricted stock	(1,171)	(1,114)	(57)	5.1
Income available to common shareholders - diluted	$97,266	$68,331	28,935	42.3

Earnings per common share - basic	$2.60	$2.22	0.38	17.1

Earnings per common share - diluted	$2.59	$2.21	0.38	17.2
Impact of non-operating items (Non-GAAP) (2)	0.48	0.46	0.02	4.3
Earnings per share - diluted, excluding non-operating items (Non-GAAP) (2)	$3.07	$2.67	0.40	15.0

NUMBER OF SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	37,917	31,316	6,601	21.1
Weighted average common shares outstanding - diluted	37,532	30,923	6,609	21.4
Book value shares (period end)	41,129	33,441	7,688	23.0

(1) Certain balances and amounts for the nine months ended September 30, 2014 have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the nine months ended September 30, 2014, as previously disclosed.

(2) See Table 11 for GAAP to Non-GAAP reconciliation.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014 (1)	9/30/2014 (1)	$	%
Cash and due from banks	$370,657	$300,257	70,400	23.4	$268,241	$251,994	$257,147	113,510	44.1
Interest-bearing deposits in other banks	311,615	591,018	(279,403)	(47.3)	696,000	296,101	410,860	(99,245)	(24.2)
Total cash and cash equivalents	682,272	891,275	(209,003)	(23.4)	964,241	548,095	668,007	14,265	2.1
Investment securities available for sale	2,827,805	2,413,158	414,647	17.2	2,342,613	2,158,853	2,103,828	723,977	34.4
Investment securities held to maturity	98,330	101,475	(3,145)	(3.1)	113,442	116,960	120,520	(22,190)	(18.4)
Total investment securities	2,926,135	2,514,633	411,502	16.4	2,456,055	2,275,813	2,224,348	701,787	31.6
Mortgage loans held for sale	202,168	220,765	(18,597)	(8.4)	215,044	140,072	148,530	53,638	36.1
Loans, net of unearned income	14,117,019	13,950,563	166,456	1.2	12,873,461	11,441,044	11,080,887	3,036,132	27.4
Allowance for loan losses	(130,254)	(128,149)	(2,105)	1.6	(128,313)	(130,131)	(134,540)	4,286	(3.2)
Loans, net	13,986,765	13,822,414	164,351	1.2	12,745,148	11,310,913	10,946,347	3,040,418	27.8
Loss share receivable	43,443	50,452	(7,009)	(13.9)	60,972	69,627	94,712	(51,269)	(54.1)
Premises and equipment	333,273	342,949	(9,676)	(2.8)	337,201	307,159	307,868	25,405	8.3
Goodwill and other intangibles	766,589	765,813	776	0.1	672,337	548,130	553,668	212,921	38.5
Other assets	593,580	630,627	(37,047)	(5.9)	600,764	558,095	570,969	22,611	4.0
Total assets	$19,534,225	$19,238,928	295,297	1.5	$18,051,762	$15,757,904	$15,514,449	4,019,776	25.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,392,808	$4,166,850	225,958	5.4	$3,860,820	$3,195,430	$3,157,453	1,235,355	39.1
NOW accounts	2,635,021	2,623,697	11,324	0.4	2,729,791	2,462,841	2,194,803	440,218	20.1
Savings and money market accounts	6,999,863	6,925,038	74,825	1.1	5,796,443	4,746,017	4,921,510	2,078,353	42.2
Certificates of deposit	2,275,373	2,403,956	(128,583)	(5.3)	2,277,970	2,116,237	2,103,925	171,448	8.1
Total deposits	16,303,065	16,119,541	183,524	1.1	14,665,024	12,520,525	12,377,691	3,925,374	31.7
Short-term borrowings	10,000	59,300	(49,300)	(83.1)	352,300	603,000	553,000	(543,000)	(98.2)
Securities sold under agreements to repurchase	212,460	209,004	3,456	1.7	252,602	242,742	259,783	(47,323)	(18.2)
Trust preferred securities	120,110	120,110	—	—	111,862	111,862	111,862	8,248	7.4
Other long-term debt	221,863	222,202	(339)	(0.2)	349,027	291,392	243,707	(21,844)	(9.0)
Other liabilities	183,526	143,487	40,039	27.9	153,617	136,235	152,732	30,794	20.2
Total liabilities	17,051,024	16,873,644	177,380	1.1	15,884,432	13,905,756	13,698,775	3,352,249	24.5
Total shareholders' equity	2,483,201	2,365,284	117,917	5.0	2,167,330	1,852,148	1,815,674	667,527	36.8
Total liabilities and shareholders' equity	$19,534,225	$19,238,928	295,297	1.5	$18,051,762	$15,757,904	$15,514,449	4,019,776	25.9

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014 (1)	9/30/2014 (1)	$	%
Cash and due from banks	$327,370	$263,844	63,526	24.1	$243,566	$239,377	$229,556	97,814	42.6
Interest-bearing deposits in other banks	682,764	582,032	100,732	17.3	324,150	353,716	489,221	193,543	39.6
Total cash and cash equivalents	1,010,134	845,876	164,258	19.4	567,716	593,093	718,777	291,357	40.5
Investment securities available for sale	2,660,423	2,417,002	243,421	10.1	2,223,344	2,142,981	2,046,170	614,253	30.0
Investment securities held to maturity	99,864	106,871	(7,007)	(6.6)	115,188	118,588	122,175	(22,311)	(18.3)
Total investment securities	2,760,287	2,523,873	236,414	9.4	2,338,532	2,261,569	2,168,345	591,942	27.3
Mortgage loans held for sale	200,895	202,691	(1,796)	(0.9)	133,304	121,438	163,510	37,385	22.9
Loans, net of unearned income	14,009,601	13,297,724	711,877	5.4	11,563,946	11,271,752	11,009,833	2,999,768	27.2
Allowance for loan losses	(130,367)	(129,069)	(1,298)	1.0	(128,519)	(134,177)	(133,443)	3,076	(2.3)
Loans, net	13,879,234	13,168,655	710,579	5.4	11,435,427	11,137,575	10,876,390	3,002,844	27.6
Loss share receivable	47,190	55,751	(8,561)	(1.5)	66,165	85,733	111,383	(64,193)	(57.6)
Premises and equipment	339,860	341,829	(1,969)	(0.6)	311,158	308,223	307,804	32,056	10.4
Goodwill and other intangibles	766,712	708,085	58,627	8.3	555,565	552,888	553,148	213,564	38.6
Other assets	599,758	598,526	1,232	0.2	549,746	553,804	576,851	22,907	4.0
Total assets	$19,604,070	$18,445,286	1,158,784	6.3	$15,957,613	$15,614,323	$15,476,208	4,127,862	26.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,265,912	$3,933,468	332,444	8.5	$3,312,357	$3,228,773	$3,057,513	1,208,399	39.5
NOW accounts	2,655,069	2,639,140	15,929	0.6	2,464,760	2,271,836	2,228,378	426,691	19.1
Savings and money market accounts	7,104,789	6,228,052	876,737	14.1	4,834,244	4,908,247	4,877,051	2,227,738	45.7
Certificates of deposit	2,343,794	2,331,537	12,257	0.5	2,150,447	2,105,623	2,060,055	283,739	13.8
Total deposits	16,369,564	15,132,197	1,237,367	8.2	12,761,808	12,514,479	12,222,997	4,146,567	33.9
Short-term borrowings	41,033	225,437	(184,404)	(81.8)	483,413	449,190	627,192	(586,159)	(93.5)
Securities sold under agreements to repurchase	221,217	236,305	(15,088)	(6.4)	263,645	264,194	292,677	(71,460)	(24.4)
Trust preferred securities	120,110	114,581	5,529	4.8	111,862	111,862	111,862	8,248	7.4
Other long-term debt	222,906	332,167	(109,261)	(32.9)	311,633	283,548	247,108	(24,202)	(9.8)
Other liabilities	206,030	172,473	33,557	19.5	135,477	159,818	168,262	37,768	22.4
Total liabilities	17,180,860	16,213,160	967,700	6.0	14,067,838	13,783,091	13,670,098	3,510,762	25.7
Total shareholders' equity	2,423,210	2,232,126	191,084	8.6	1,889,775	1,831,232	1,806,110	617,100	34.2
Total liabilities and shareholders' equity	$19,604,070	$18,445,286	1,158,784	6.3	$15,957,613	$15,614,323	$15,476,208	4,127,862	26.7

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014	9/30/2014	$	%
Commercial loans:
Real estate	$5,979,751	$5,853,751	126,000	2.2	$5,122,946	$4,361,779	$4,235,327	1,744,424	41.2
Commercial and Industrial	3,302,971	3,216,906	86,065	2.7	2,967,306	2,571,695	2,432,245	870,726	35.8
Energy-related (Real Estate and Commercial and Industrial) (1)	719,456	787,568	(68,112)	(8.6)	819,411	880,608	839,823	(120,367)	(14.3)
Total commercial loans	10,002,178	9,858,225	143,953	1.5	8,909,663	7,814,082	7,507,395	2,494,783	33.2

Residential mortgage loans	1,189,941	1,169,608	20,333	1.7	1,164,286	1,080,297	1,062,779	127,162	12.0

Consumer loans:
Home equity	2,015,687	1,971,073	44,614	2.3	1,858,088	1,601,105	1,567,415	448,272	28.6
Indirect automobile	281,649	322,958	(41,309)	(12.8)	367,349	397,158	394,691	(113,042)	(28.6)
Automobile	172,947	173,924	(977)	(0.6)	160,518	149,901	140,287	32,660	23.3
Credit card	77,284	74,314	2,970	4.0	72,711	73,393	69,352	7,932	11.4
Other	377,333	380,461	(3,128)	(0.8)	340,846	325,108	338,968	38,365	11.3
Total consumer loans	2,924,900	2,922,730	2,170	0.1	2,799,512	2,546,665	2,510,713	414,187	16.5
Total loans	$14,117,019	$13,950,563	166,456	1.2	$12,873,461	$11,441,044	$11,080,887	3,036,132	27.4

Allowance for loan losses	$(130,254)	$(128,149)	(2,105)	1.6	$(128,313)	$(130,131)	$(134,540)	4,286	(3.2)
Loans, net	13,986,765	13,822,414	164,351	1.2	12,745,148	11,310,913	10,946,347	3,040,418	27.8

Reserve for unfunded commitments	(14,525)	(13,244)	(1,281)	9.7	(12,849)	(11,801)	(12,099)	(2,426)	20.1
Allowance for credit losses	(144,779)	(141,393)	(3,386)	2.4	(141,162)	(141,932)	(146,639)	1,860	(1.3)

ASSET QUALITY DATA (2)
Non-accrual loans	$165,022	$192,385	(27,363)	(14.2)	$195,371	$169,686	$195,680	(30,658)	(15.7)
Other real estate owned and foreclosed assets	40,450	49,929	(9,479)	(19.0)	53,194	53,947	63,386	(22,936)	(36.2)
Accruing loans more than 90 days past due	2,994	4,607	(1,613)	(35.0)	5,642	1,708	190	2,804	N/M
Total non-performing assets	$208,466	$246,921	(38,455)	(15.6)	$254,207	$225,341	$259,256	(50,790)	(19.6)

Loans 30-89 days past due	$25,306	$39,005	(13,699)	(35.1)	$32,835	$51,141	$23,784	1,522	6.4

Non-performing assets to total assets	1.07%	1.28%			1.41%	1.43%	1.67%
Non-performing assets to total loans and OREO	1.47	1.76			1.97	1.96	2.32
Allowance for loan losses to non-performing loans (3)	77.5	65.1			63.8	75.9	68.8
Allowance for loan losses to non-performing assets	62.5	51.9			50.5	57.7	51.9
Allowance for loan losses to total loans	0.92	0.92			1.00	1.14	1.21

Quarter-to-date charge-offs	$5,245	$4,808	437	9.1	$2,972	$3,413	$3,261	1,984	60.8
Quarter-to-date recoveries	(2,790)	(1,034)	(1,756)	169.8	(1,237)	(1,658)	(1,053)	(1,737)	165.0
Quarter-to-date net charge-offs	$2,455	$3,774	(1,319)	(34.9)	$1,735	$1,755	$2,208	247	11.2

Net charge-offs to average loans (annualized)	0.07%	0.11%			0.06%	0.06%	0.08%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services, or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014	9/30/2014	$	%
Commercial loans:
Real estate	$4,321,723	$4,105,592	216,131	5.3	$3,845,551	$3,676,811	$3,483,785	837,938	24.1
Commercial and Industrial	2,779,503	2,650,799	128,704	4.9	2,496,258	2,452,521	2,305,749	473,754	20.5
Energy-related (Real Estate and Commercial and Industrial) (1)	713,935	782,312	(68,377)	(8.7)	815,281	872,866	831,951	(118,016)	(14.2)
Total commercial loans	7,815,161	7,538,703	276,458	3.7	7,157,090	7,002,198	6,621,485	1,193,676	18.0

Residential mortgage loans	660,543	616,497	44,046	7.1	553,815	527,694	497,075	163,468	32.9

Consumer loans:
Home equity	1,488,796	1,399,005	89,791	6.4	1,335,390	1,290,976	1,229,998	258,798	21.0
Indirect automobile	281,522	322,767	(41,245)	(12.8)	367,077	396,766	394,078	(112,556)	(28.6)
Automobile	159,928	159,778	150	0.1	145,084	134,014	123,445	36,483	29.6
Credit card	76,716	73,726	2,990	4.1	72,164	72,745	68,731	7,985	11.6
Other	296,592	285,077	11,515	4.0	264,249	244,321	245,130	51,462	21.0
Total consumer loans	2,303,554	2,240,353	63,201	2.8	2,183,964	2,138,822	2,061,382	242,172	11.7
Total loans	$10,779,258	$10,395,553	383,705	3.7	$9,894,869	$9,668,714	$9,179,942	1,599,316	17.4

Allowance for loan losses	$(86,400)	$(83,723)	(2,677)	3.2	$(78,773)	$(76,174)	$(73,073)	(13,327)	18.2
Loans, net	10,692,858	10,311,830	381,028	3.7	9,816,096	9,592,540	9,106,869	1,585,989	17.4

Reserve for unfunded commitments	(14,525)	(13,244)	(1,281)	9.7	(12,849)	(11,801)	(12,099)	(2,426)	20.1
Allowance for credit losses	(100,925)	(96,967)	(3,958)	4.1	(91,622)	(87,975)	(85,172)	(15,753)	18.5

ASSET QUALITY DATA (2)
Non-accrual loans	$51,274	$62,739	(11,465)	(18.3)	$60,064	$34,970	$38,060	13,214	34.7
Other real estate owned and foreclosed assets	17,062	20,028	(2,966)	(14.8)	21,654	21,244	23,478	(6,416)	(27.3)
Accruing loans more than 90 days past due	1,521	3,584	(2,063)	(57.6)	239	754	4	1,517	N/M
Total non-performing assets	$69,857	$86,351	(16,494)	(19.1)	$81,957	$56,968	$61,542	8,315	13.5

Loans 30-89 days past due	$15,718	$14,985	733	4.9	17,606	$29,567	$12,441	3,277	26.3

Non-performing assets to total assets	0.43%	0.55%			0.55%	0.41%	0.46%
Non-performing assets to total loans and OREO	0.65	0.83			0.83	0.59	0.67
Allowance for loan losses to non-performing loans (3)	163.7	126.2			130.6	213.2	190.6
Allowance for loan losses to non-performing assets	123.7	97.0			96.1	133.7	117.9

Allowance for loan losses to total loans	0.80	0.81			0.80	0.79	0.79

Quarter-to-date charge-offs	$4,958	$4,446	512	11.5	$2,669	$3,070	$3,045	1,913	62.8
Quarter-to-date recoveries	(2,524)	(941)	(1,583)	168.2	(1,091)	(1,532)	(914)	(1,610)	176.1
Quarter-to-date net charge-offs	$2,434	$3,505	(1,071)	(30.6)	1,578	$1,538	$2,131	303	14.2
Net charge-offs to average loans (annualized)	0.09%	0.14%			0.06%	0.06%	0.09%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services, or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS (1)	9/30/2015	6/30/2015	$	%	3/31/2015	12/31/2014	9/30/2014	$	%
Commercial loans:
Real estate	$1,658,028	$1,748,159	(90,131)	(5.2)	$1,277,395	$684,968	$751,542	906,486	120.6
Commercial and Industrial	523,468	566,107	(42,639)	(7.5)	471,048	119,174	126,496	396,972	313.8
Energy-related (Real Estate and Commercial and Industrial) (2)	5,521	5,256	265	5.0	4,130	7,742	7,872	(2,351)	(29.9)
Total commercial loans	2,187,017	2,319,522	(132,505)	(5.7)	1,752,573	811,884	885,910	1,301,107	146.9

Residential mortgage loans	529,398	553,111	(23,713)	(4.3)	610,471	552,603	565,704	(36,306)	(6.4)

Consumer loans:
Home equity	526,891	572,068	(45,177)	(7.9)	522,698	310,129	337,417	189,474	56.2
Indirect automobile	127	191	(64)	(33.5)	272	392	613	(486)	(79.3)
Automobile	13,019	14,146	(1,127)	(8.0)	15,434	15,887	16,842	(3,823)	(22.7)
Credit card	568	588	(20)	(3.4)	547	648	621	(53)	(8.5)
Other	80,741	95,384	(14,643)	(15.4)	76,597	80,787	93,838	(13,097)	(14.0)
Total consumer loans	621,346	682,377	(61,031)	(8.9)	615,548	407,843	449,331	172,015	38.3
Total loans	$3,337,761	$3,555,010	(217,249)	(6.1)	$2,978,592	$1,772,330	$1,900,945	1,436,816	75.6

Allowance for loan losses	$(43,854)	$(44,426)	572	(1.3)	$(49,540)	$(53,957)	$(61,467)	17,613	(28.7)
Loans, net	3,293,907	3,510,584	(216,677)	(6.2)	2,929,052	1,718,373	1,839,478	1,454,429	79.1

ACQUIRED ASSET QUALITY DATA (1)
Non-accrual loans	$113,748	$129,646	(15,898)	(12.3)	$135,307	$134,716	$157,620	(43,872)	(27.8)
Other real estate owned and foreclosed assets	23,388	29,901	(6,513)	(21.8)	31,540	32,703	39,908	(16,520)	(41.4)
Accruing loans more than 90 days past due	1,473	1,023	450	44.0	5,403	954	186	1,287	691.9
Total non-performing assets	$138,609	$160,570	(21,961)	(13.7)	$172,250	$168,373	$197,714	(59,105)	(29.9)

Loans 30-89 days past due	$9,588	$24,020	(14,432)	(60.1)	$15,229	$21,574	$11,343	(1,755)	(15.5)

Non-performing assets to total assets	4.07%	4.42%			5.64%	9.11%	9.83%
Non-performing assets to total loans and OREO	4.12	4.48			5.72	9.33	10.19
Allowance for loan losses to non-performing loans (3)	38.1	34.0			35.2	39.8	39.0
Allowance for loan losses to non-performing assets	31.6	27.7			28.8	32.1	31.1
Allowance for loan losses to total loans	1.31	1.25			1.66	3.04	3.23

Quarter-to-date charge-offs	$287	$362	(75)	(20.7)	$303	$343	$216	71	32.9
Quarter-to-date recoveries	(266)	(93)	(173)	186.0	(146)	(126)	(139)	(127)	91.4
Quarter-to-date net charge-offs	$21	$269	(248)	(92.2)	$157	$217	$77	(56)	(72.7)

Net charge-offs to average loans (annualized)	0.00%	0.03%			0.03%	0.05%	0.01%

(1) For purposes of this table, acquired loans and acquired non-performing assets are presented only. Non-performing assets include all loans meeting non-performing asset criteria.
(2) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services, or Midstream industries.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 8 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2015			6/30/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$9,915,593	$110,282	4.41%	$9,277,141	$103,272	4.46%	(5)
Residential mortgage loans	1,180,725	13,156	4.46	1,187,166	14,379	4.84	(38)
Consumer loans	2,913,283	36,477	4.97	2,833,417	35,684	5.05	(8)
Total loans	14,009,601	159,915	4.53	13,297,724	153,335	4.62	(9)
Loss share receivable	47,190	(5,600)	(46.43)	55,751	(7,398)	(52.50)	607
Total loans and loss share receivable	14,056,791	154,315	4.36	13,353,475	145,937	4.38	(2)
Mortgage loans held for sale	200,895	1,847	3.68	202,691	1,380	2.72	96
Investment securities (2)	2,697,617	13,729	2.16	2,469,050	12,191	2.08	8
Other earning assets	756,277	1,186	0.62	663,071	1,037	0.63	(1)
Total earning assets	17,711,580	171,077	3.86	16,688,287	160,545	3.87	(1)
Allowance for loan losses	(130,367)			(129,069)
Non-earning assets	2,022,857			1,886,068
Total assets	$19,604,070			$18,445,286

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,655,069	1,725	0.26	$2,639,140	1,765	0.27	(1)
Savings and money market accounts	7,104,789	6,459	0.36	6,228,052	5,058	0.33	3
Certificates of deposit	2,343,794	5,040	0.85	2,331,537	4,959	0.85	—
Total interest-bearing deposits (3)	12,103,652	13,224	0.43	11,198,729	11,782	0.42	1
Short-term borrowings	262,250	116	0.17	461,742	220	0.19	(2)
Long-term debt	343,016	2,620	2.99	446,748	2,866	2.54	45
Total interest-bearing liabilities	12,708,918	15,960	0.50	12,107,219	14,868	0.49	1
Non-interest-bearing deposits	4,265,912			3,933,468
Non-interest-bearing liabilities	206,030			172,473
Total liabilities	17,180,860			16,213,160
Total shareholders' equity	2,423,210			2,232,126
Total liabilities and shareholders' equity	$19,604,070			$18,445,286

Net interest income/Net interest spread		$155,117	3.36%		$145,677	3.38%	(2)
Tax-equivalent benefit		2,185	0.05		1,996	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$157,302	3.50%		$147,673	3.52%	(2)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2015 and June 30, 2015 total 0.32% and 0.31%, respectively.

TABLE 8 continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2015			12/31/2014			9/30/2014
ASSETS	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans	$7,882,782	$83,645	4.31%	$7,656,992	$89,574	4.65%	$7,467,597	$98,562	5.24%
Residential mortgage loans	1,099,518	13,594	4.95	1,069,555	13,094	4.90	1,104,692	13,321	4.82
Consumer loans	2,581,646	32,952	5.18	2,545,205	33,994	5.30	2,437,544	33,589	5.47
Total loans	11,563,946	130,191	4.56	11,271,752	136,662	4.82	11,009,833	145,472	5.25
Loss share receivable	66,165	(6,013)	(36.35)	85,733	(13,224)	(60.36)	111,383	(25,120)	(88.25)
Total loans and loss share receivable	11,630,111	124,178	4.32	11,357,485	123,438	4.32	11,121,216	120,352	4.30
Mortgage loans held for sale	133,304	1,515	4.55	121,439	1,200	3.95	163,510	1,594	3.90
Investment securities (2)	2,307,525	12,097	2.22	2,234,235	11,766	2.24	2,137,735	10,994	2.20
Other earning assets	402,499	795	0.80	431,603	872	0.80	567,897	853	0.60
Total earning assets	14,473,439	138,585	3.90	14,144,762	137,276	3.88	13,990,358	133,793	3.83
Allowance for loan losses	(128,519)			(134,177)			(133,443)
Non-earning assets	1,612,693			1,603,738			1,619,293
Total assets	$15,957,613			$15,614,323			$15,476,208

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,464,760	1,552	0.26	$2,271,836	1,526	0.27	$2,228,378	1,546	0.28
Savings and money market accounts	4,834,244	3,375	0.28	4,908,247	3,694	0.30	4,877,051	3,588	0.29
Certificates of deposit	2,150,447	4,411	0.83	2,105,623	4,272	0.80	2,060,055	3,983	0.77
Total interest-bearing deposits (3)	9,449,451	9,338	0.40	9,285,706	9,492	0.41	9,165,484	9,117	0.39
Short-term borrowings	747,058	363	0.19	713,384	342	0.19	919,869	406	0.17
Long-term debt	423,495	3,080	2.91	395,410	2,762	2.73	358,970	2,519	2.75
Total interest-bearing liabilities	10,620,004	12,781	0.49	10,394,500	12,596	0.48	10,444,323	12,042	0.46
Non-interest-bearing deposits	3,312,357			3,228,773			3,057,513
Non-interest-bearing liabilities	135,477			159,818			168,262
Total liabilities	14,067,838			13,783,091			13,670,098
Total shareholders' equity	1,889,775			1,831,232			1,806,110
	$15,957,613			$15,614,323			$15,476,208

Net interest income/Net interest spread		$125,804	3.41%		$124,680	3.40%		$121,751	3.37%
Tax-equivalent benefit		2,040	0.06		2,055	0.06		2,134	0.06
Net interest income (TE)/Net interest margin (TE) (1)		$127,844	3.54%		$126,735	3.53%		$123,885	3.49%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2015, December 31, 2014 and September 30, 2014 total 0.30% for each three month period.

TABLE 9 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Nine Months Ended
	9/30/2015			9/30/2014			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$9,032,618	$297,199	4.40%	$7,158,634	$270,227	5.05%	(65)
Residential mortgage loans	1,156,101	41,129	4.74	802,095	31,469	5.23	(49)
Consumer loans	2,777,330	105,113	5.06	2,231,190	88,348	5.29	(23)
Total loans	12,966,049	443,441	4.57	10,191,919	390,044	5.12	(55)
Loss share receivable	56,299	(19,011)	(44.53)	132,306	(61,393)	(61.19)	1,666
Total loans and loss share receivable	13,022,348	424,430	4.36	10,324,225	328,651	4.27	9
Mortgage loans held for sale	179,211	4,742	3.53	133,455	3,953	3.95	(42)
Investment securities (2)	2,492,826	38,017	2.15	2,120,226	32,911	2.22	(7)
Other earning assets	608,578	3,018	0.66	351,232	2,024	0.77	(11)
Total earning assets	16,302,963	470,207	3.87	12,929,138	367,539	3.83	4
Allowance for loan losses	(129,325)			(135,050)
Non-earning assets	1,842,042			1,506,864
Total assets	$18,015,680			$14,300,952

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,587,020	5,042	0.26	$2,229,454	4,480	0.27	(1)
Savings and money market accounts	6,064,012	14,892	0.33	4,517,549	9,108	0.27	6
Certificates of deposit	2,275,968	14,410	0.85	1,817,146	10,009	0.74	11
Total interest-bearing deposits (3)	10,927,000	34,344	0.42	8,564,149	23,597	0.37	5
Short-term borrowings	488,574	699	0.19	805,167	1,022	0.17	2
Long-term debt	404,125	8,566	2.80	314,924	7,488	3.14	(34)
Total interest-bearing liabilities	11,819,699	43,609	0.49	9,684,240	32,107	0.44	5
Non-interest-bearing deposits	3,840,738			2,811,276
Non-interest-bearing liabilities	171,585			139,821
Total liabilities	15,832,022			12,635,337
Total shareholders' equity	2,183,658			1,665,615
	$18,015,680			$14,300,952

Net interest income/Net interest spread		$426,598	3.38%		$335,432	3.39%	(1)
Tax-equivalent benefit		6,221	0.05		6,554	0.07	(2)
Net interest income (TE)/Net interest margin (TE) (1)		$432,819	3.52%		$341,986	3.51%	1

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the nine months ended September 30, 2015 and 2014 total 0.31% and 0.28%, respectively.

Table 10 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	9/30/2015			6/30/2015			3/31/2015			12/31/2014			9/30/2014
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%	$95	$9,439	3.94%	$91	$9,019	3.97%
Acquired loans (1)	49	3,486	5.59	47	3,206	5.82	30	1,896	6.34	29	1,919	5.97	29	2,102	5.49
Total loans	$154	$14,057	4.36%	$146	$13,353	4.38%	$124	$11,630	4.32%	$124	$11,358	4.32%	$120	$11,121	4.30%

	9/30/2015			6/30/2015			3/31/2015			12/31/2014			9/30/2014
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(8)	92	(0.90)	(9)	85	(1.23)	(9)	67	(2.00)	(6)	55	(1.38)	(4)	44	(0.88)
Total loans	$(8)	$92	(0.24)%	$(9)	$85	(0.30)%	$(9)	$67	(0.33)%	$(6)	$55	(0.23)%	$(4)	$44	(0.16)%

	9/30/2015			6/30/2015			3/31/2015			12/31/2014			9/30/2014
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%	$95	$9,439	3.94%	$91	$9,019	3.97%
Acquired loans (1)	41	3,578	4.69	38	3,291	4.58	21	1,963	4.28	23	1,974	4.59	25	2,146	4.61
Total loans	$146	$14,149	4.12%	$137	$13,438	4.08%	$115	$11,697	3.99%	$118	$11,413	4.09%	$116	$11,165	4.13%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 11 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2015			6/30/2015			3/31/2015
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$62,565	$42,475	$1.03	$45,191	$30,836	$0.79	$36,205	$25,126	$0.75

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(2,221)	(1,444)	(0.04)	(1,266)	(823)	(0.02)	(389)	(252)	(0.01)

Non-interest expense adjustments:
Merger-related expenses	2,212	1,438	0.04	12,732	8,392	0.22	9,296	6,139	0.18
Severance expenses	304	198	—	406	264	0.01	41	27	—
Loss on sale of long-lived assets, net of impairment	1,713	1,113	0.03	1,571	1,021	0.03	579	376	0.01
Other non-operating non-interest expense	242	157	—	2,050	1,333	0.03	450	292	0.01
Total non-interest expense adjustments	4,471	2,906	0.07	16,759	11,010	0.29	10,366	6,834	0.20
Income tax benefits	-	-	-	-	-	-	-	-	-
Operating earnings (non-GAAP)	64,815	43,937	1.07	60,684	41,023	1.05	46,182	31,708	0.95
Provision for loan losses	5,062	3,291	0.08	8,790	5,713	0.15	5,345	3,475	0.10
Pre-provision operating earnings (non-GAAP)	$69,877	$47,228	$1.15	$69,474	$46,736	$1.20	$51,527	$35,183	$1.05

	For the Three Months Ended
	12/31/2014 (1)			9/30/2014 (1)
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$46,122	$35,936	$1.07	$43,037	$30,893	$0.92

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(374)	(243)	(0.01)	(582)	(378)	(0.01)

Non-interest expense adjustments:
Merger-related expenses	1,955	1,496	0.04	1,752	1,139	0.04
Severance expenses	139	91	—	1,214	789	0.02

Loss on sale of long-lived assets, net of impairment	1,078	701	0.02	4,229	2,749	0.08
Other non-operating non-interest expense	2	1	—	(799)	(520)	(0.02)
Total non-interest expense adjustments	3,174	2,289	0.07	6,396	4,157	0.12
Income tax benefits	-	(2,959)	(0.09)	-	-	-
Operating earnings (non-GAAP)	48,922	35,023	1.05	48,851	34,672	1.04
Provision for loan losses	6,495	4,222	0.11	5,714	3,714	0.11
Pre-provision operating earnings (non-GAAP)	$55,417	$39,245	$1.17	$54,565	$38,386	$1.15

	For the Nine Months Ended
	9/30/2015			9/30/2014 (1)
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$143,961	$98,437	$2.59	$94,942	$69,445	$2.21

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(3,876)	(2,519)	(0.07)	(2,382)	(2,076)	(0.06)

Non-interest expense adjustments:
Merger-related expenses	24,240	15,969	0.42	13,138	8,608	0.27
Severance expenses	751	489	0.01	6,812	4,427	0.14
Loss on sale of long-lived assets, net of impairment	3,863	2,510	0.07	5,994	3,896	0.12
Other non-operating non-interest expense	2,742	1,782	0.05	(599)	(389)	(0.01)
Total non-interest expense adjustments	31,596	20,750	0.55	25,345	16,542	0.52
Income tax benefits	—	—	—	—	—	—
Operating earnings (non-GAAP)	171,681	116,668	3.07	117,905	83,911	2.67
Provision for loan losses	19,197	12,479	0.33	12,565	8,167	0.26
Pre-provision operating earnings (non-GAAP)	$190,878	$129,147	$3.40	$130,470	$92,078	$2.93

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2) After-tax amounts computed using a marginal tax rate of 35%.
(3) Diluted per share amounts may not appear to foot due to rounding.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014 (1)	9/30/2014 (1)
Net interest income (GAAP)	$155,117	$145,677	$125,804	$124,680	$121,751
Add: Effect of tax benefit on interest income	2,185	1,996	2,040	2,055	2,134
Net interest income (TE) (Non-GAAP) (2)	157,302	147,673	127,844	126,735	123,885

Non-interest income (GAAP)	57,478	61,513	48,899	47,072	47,112
Add: Effect of tax benefit on non-interest income	589	579	588	566	564
Non-interest income (TE) (Non-GAAP) (2)	58,067	62,092	49,487	47,638	47,676
Taxable equivalent revenues (Non-GAAP) (2)	215,369	209,765	177,331	174,373	171,561
Securities gains and other non-interest income	(2,221)	(1,266)	(389)	(374)	(582)
Taxable equivalent operating revenues (Non-GAAP) (2)	$213,148	$208,499	$176,942	$173,999	$170,979

Total non-interest expense (GAAP)	$144,968	$153,209	$133,153	$119,135	$120,112
Less: Intangible amortization expense	2,338	2,155	1,523	1,618	1,623
Tangible non-interest expense (Non-GAAP) (3)	142,630	151,054	131,630	117,517	118,489
Less: Merger-related expense	2,212	12,732	9,296	1,955	1,752
Severance expense	304	406	41	139	1,214
Loss on sale of long-lived assets, net of impairment	1,713	1,571	579	1,078	4,229
Other non-operating non-interest expense	242	2,050	450	2	(799)
Tangible operating non-interest expense (Non-GAAP) (3)	$138,159	$134,295	$121,264	$114,343	$112,093

Return on average assets (GAAP)	0.86%	0.67%	0.64%	0.91%	0.79%
Effect of non-operating revenues and expenses	0.03	0.22	0.17	(0.02)	0.10
Operating return on average assets (Non-GAAP)	0.89%	0.89%	0.81%	0.89%	0.89%

Efficiency ratio (GAAP)	68.2%	73.9%	76.2%	69.4%	71.1%
Effect of tax benefit related to tax-exempt income	(0.9)	(0.9)	(1.1)	(1.1)	(1.1)
Efficiency ratio (TE) (Non-GAAP) (2)	67.3%	73.0%	75.1%	68.3%	70.0%
Effect of amortization of intangibles	(1.1)	(1.0)	(0.9)	(0.9)	(0.9)
Effect of non-operating items	(1.4)	(7.6)	(5.7)	(1.7)	(3.5)
Tangible operating efficiency ratio (TE) (Non-GAAP) (2) (3)	64.8%	64.4%	68.5%	65.7%	65.6%

Return on average common equity (GAAP)	7.09%	5.54%	5.39%	7.79%	6.79%
Effect of intangibles (3)	3.73	2.93	2.53	3.67	3.32
Effect of non-operating revenues and expenses	0.36	2.67	2.00	(0.29)	1.18
Return on average operating tangible common equity (Non-GAAP)	11.18%	11.14%	9.92%	11.17%	11.29%

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015, and errors in mortgage income during the third quarter of 2014, as previously disclosed.

(2) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.